Exhibit 99.1

News Release | January 30, 2025
Jon Weiss, Co-CEO of Corporate & Investment Banking, to Retire from Wells Fargo

Fernando Rivas takes over as CEO of Corporate & Investment Banking, effective immediately

SAN FRANCISCO – January 30, 2025 – Wells Fargo & Company (NYSE: WFC) announced today that Jon Weiss, Co-CEO of Corporate & Investment Banking (CIB), has informed the company of his intention to retire. Weiss, who has been with Wells Fargo for nearly 20 years, will step down as Co-CEO effective immediately and will formally retire on June 1, 2025. Fernando Rivas, who joined Wells Fargo in May 2024 as Co-CEO of CIB, will become CIB’s sole CEO.

“Jon has a long and distinguished track record of success in financial services, and he has made a lasting impact on Wells Fargo,” said Charlie Scharf, Wells Fargo’s CEO. “Since Jon started leading CIB in early 2020, CIB net income is approximately 40% higher, revenue is approximately 35% higher and the business is well positioned for future growth. His banking expertise is matched only by the strength of his character, his commitment to excellence and his care for the people he’s worked with throughout his 45-year career. We are a better and stronger company because of Jon’s leadership, and we wish him the very best in his future endeavors.”

Weiss started his career with Wells Fargo in 2005 in Investment Banking. In 2008, he became Co-Head of the Investment Banking & Capital Markets division and in 2014 he became President and Head of Wells Fargo Securities. In 2017, he was named Head of Wealth & Investment Management, a position he held until February 2020 when he was named CEO of Corporate & Investment Banking.

Weiss stated: “Over the past two decades, it has been my privilege to work with an outstanding group of colleagues and clients at one of America's great banking franchises. I am proud of the business we have built and the way we do business. Our Corporate & Investment Bank is exceptionally well positioned for continued success with Fernando at its helm. I know that he and our dedicated team will continue to grow the business and serve our clients well.”

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $1.9 trillion in assets. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 34 on Fortune’s 2024 rankings of America’s largest corporations. In the communities we serve, the company focuses its social impact on building a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy. News, insights, and perspectives from Wells Fargo are also available at Wells Fargo Stories.

Additional information may be found at www.wellsfargo.com

LinkedIn: https://www.linkedin.com/company/wellsfargo

Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

Contact Information
Media
Amy Hyland Jones, 704-315-9954
Amy.hylandjones@wellsfargo.com

Investor Relations
John Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

News Release Category: WF-CF
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